Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kimberly-Clark Corporation of our report dated February 20, 2026, relating to the financial statements of Kenvue Inc., which appears in Kimberly-Clark Corporation's Current Report on Form 8-K dated September 28, 2026.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

November 2, 2026